PIMCO Corporate & Income Opportunity Fund

(the “Fund”)

Important Notice Regarding Change in Investment Policy

Supplement dated June 24, 2026 to the Fund’s Prospectus dated September 28, 2023, as supplemented from time to time (the “Prospectus”); and to the Statement of Additional Information dated September 28, 2023, as supplemented from time to time (the “SAI”)

On June 23, 2026, the Board of Trustees approved changes to the Fund’s 80% investment policy. Effective August 28, 2026, the Fund invests, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in corporate debt obligations of varying maturities and/or income-producing investments, which may include those of non-corporate issuers.

Accordingly, effective August 28, 2026, the Fund’s Prospectus and SAI are revised as shown below.

Prospectus

The first sentence of the first paragraph under the “Portfolio Contents” section on the cover page of the Fund’s Prospectus is deleted and replaced with the following:

The Fund invests, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in corporate debt obligations of varying maturities and/or income-producing investments, which may include those of non-corporate issuers. Income-producing investments may include income-producing Fixed Income Instrument investments, dividend-paying equity securities, derivatives on either of the foregoing, derivatives providing exposure to other types of income-producing instruments, and any other instrument or arrangement that is structured to produce income, including any derivatives position that produces income or the sale of which produces a premium payment. “Fixed Income Instruments” include bonds, debt securities, bank loans and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The first sentence of the first paragraph under the “Prospectus Summary—Portfolio Contents” section of the Prospectus and the first sentence of the first paragraph under the “Portfolio Contents” section of the Prospectus are deleted and replaced with the following:

The Fund invests, under normal circumstances, at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in corporate debt obligations of varying maturities and/or income-producing investments, which may include those of non-corporate issuers (the “80% Policy”).

The last sentence of the third paragraph under the “Investment Objective and Policies” section of the Prospectus is deleted and replaced with the following:

The Fund may not change its 80% Policy unless it provides shareholders with at least 60 days’ written notice of such change.

The following is added as the new fourth sentence of the first paragraph under the “Prospectus Summary—Portfolio Contents” section of the Prospectus and the new fourth sentence of the first paragraph under the “Portfolio Contents” section of the Prospectus:

Income-producing investments may include income-producing Fixed Income Instrument investments, dividend-paying equity securities, derivatives on either of the foregoing, derivatives providing exposure to other types of income-producing instruments, and any other instrument or arrangement that is structured to produce income, including any derivatives position that produces income or the sale of which produces a premium payment.

The following is added to the end of the first paragraph under the “Portfolio Contents—Derivatives” section of the Prospectus:

Derivative instruments used by the Fund are expected to be counted towards the Fund’s 80% Policy to the extent they provide investment exposure to investments within that Policy or to one or more of the market risk factors associated with investments included in that Policy.

The following is added as a new paragraph under the “Portfolio Contents” section of the Prospectus:

Fixed Income Instruments

“Fixed Income Instruments,” as used generally in this prospectus, includes:

•	securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises (“U.S. Government Securities”);

•	corporate debt securities of U.S. and non-U.S. issuers, including convertible securities and corporate commercial paper;

•	mortgage-backed and other asset-backed securities;

•	inflation-indexed bonds issued both by governments and corporations;

•	structured notes, including hybrid or “indexed” securities and event-linked bonds;

•	bank capital and trust preferred securities;

•	loans, including participations in and assignments thereof;

•	delayed draw and delayed funding loans and revolving credit facilities;

•	bank certificates of deposit, fixed time deposits and bankers’ acceptances;

•	repurchase agreements on Fixed Income Instruments and reverse repurchase agreements on Fixed Income Instruments;

•	debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises;

•	obligations of non-U.S. governments or their subdivisions, agencies and government-sponsored enterprises; and

•	obligations of international agencies or supranational entities.

Securities issued by U.S. Government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury.

The Fund, to the extent permitted by the 1940 Act, the rules thereunder or any exemptive relief therefrom, may invest in derivatives based on Fixed Income Instruments.

SAI

The ninth paragraph under the “INVESTMENT RESTRICTIONS—Other Information Regarding Investment Restrictions” section of the Fund’s SAI is deleted and replaced with the following:

The Fund may not change its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in corporate debt obligations of varying maturities and/or income-producing investments, which may include those of non-corporate issuers (the “80% Policy”), unless it provides shareholders with at least 60 days’ written notice of such change.

The first sentence of the twelfth paragraph under the “INVESTMENT RESTRICTIONS—Other Information Regarding Investment Restrictions” section of the Fund’s SAI is deleted and replaced with the following:

Except as otherwise required by applicable regulation, for purposes of its investment policies and restrictions, the Fund may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction).

The fourth sentence of the twelfth paragraph under the “INVESTMENT RESTRICTIONS—Other Information Regarding Investment Restrictions” section of the Fund’s SAI is deleted.

Investors Should Retain This Supplement for Future Reference

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